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Exhibit 99(J)


                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Shareholders
CitiStreet Funds, Inc.:

We consent to the use of our report, dated January 30, 2004, incorporated herein by reference and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "MANAGEMENT OF THE FUNDS -- Other Service Providers" in the statement of additional information.

/s/ KPMG LLP

Boston, Massachusetts
April 29, 2004